TearLab Announces Strategic Restructuring

SAN DIEGO, CA, February 29, 2016 -- TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) announced today a strategic restructuring, including a staff reduction of employees, designed to improve the Company’s overall cost structure, extend its cash runway and shorten the time required for it to achieve positive cash flow from operations.

Following the restructuring, TearLab will have approximately 80 employees, which represents a reduction of 54 positions. The Company expects to incur restructuring costs related to this action of approximately $0.3 million associated with personnel-related termination costs in the first quarter of 2016, and it expects savings from its staff reductions and other restructuring efforts to reduce annualized operating expenses by approximately $9.4 million compared to the full year 2015. The Company noted this amount does not include any of the approximate $3.5 million reduction in annualized operating expenses that it expects to achieve through the planned divestiture or orderly wind-down of its majority owned OcuHub, LLC subsidiary, announced on February 1, 2016.

“We remain very excited about the momentum we built in 2015 and are well positioned for continued growth.” commented Seph Jensen, TearLab’s Chief Executive Officer. “Nevertheless, given the current market environment, we needed to take this difficult step now of restructuring the company to reduce spending and improve our operating efficiency. We believe that we now have the optimal sales force and office support staffing levels to successfully drive a new model that will allow us to continue to grow our device footprint and utilization. Our core focus going forward is to reach self-sustainability by driving increased adoption of our diagnostics platform”

The Company plans to provide further insight into its new operating model when it reports fourth quarter and full year 2015 results and holds its corresponding conference call on March 8, 2016.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity® Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

In order to provide TearLab’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding our financial resources, the costs and cost savings associated with our staffing reductions, and our achievement of achieve positive cash flow from operations.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in reports filed with the Securities and Exchange Commission.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the Securities and Exchange Commission. TearLab does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACTS:

Investors:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com